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                                                                    Exhibit 10.2



                                                                    CONFIDENTIAL





                                                 February 17, 1999




Stephen J. Felice
DecisionOne Holdings Corp.
50 East Swedesford Road
Frazer, PA 19355

Dear Steve:

         This letter will confirm our mutual understanding concerning the termination of your employment with DecisionOne Holdings Corp. ("HOLDINGS") and DecisionOne Corporation (the "COMPANY") and, except as set forth below, the termination of any rights and obligations of either you, Holdings or the Company under the Employment Agreement dated as of August 17, 1997 among you, Holdings and the Company (the "EMPLOYMENT AGREEMENT") and the related award agreements under Holdings's Direct Investment Program and Management Incentive Plan (such award agreements, plan documents and the Note, as defined below, are hereinafter referred to as the "RELATED AGREEMENTS"), including the Promissory Note and Pledge dated August 7, 1997 (the "NOTE"). Capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Employment Agreement or the Related Agreements, as applicable.

         You and the Company hereby agree as follows:

         1. Your employment with the Company will terminate effective February 18, 1999, which shall be the "date of termination of employment," as referenced in the Employment Agreement and the Related Agreements. You will continue to be paid your Base Salary through March 5, 1999.

         2. The Company will pay you as severance, $300,000, payable in five substantially equal monthly installments (without interest), commencing February 17, 1999 or as soon as practicable thereafter and ending on July 17, 1999. Each monthly payment will be made on, or as soon as practicable after, the 17th day of the month, or if such day is not a business day, on the next succeeding business day. All such payments will be made by check drawn on the Company's bank account.


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         3. You and your family will continue to be provided group health insurance coverage until group medical coverage from subsequent employment is available to you. Such continued coverage under the Company's group health plan shall be made available to you on the same basis as that on which you currently participate. Assuming that you commence employment with Dell Computer, as you have previously described to the Company, such continued coverage would terminate upon the date coverage provided by Dell becomes effective. In no event, however, will such continued coverage extend beyond May 17, 2000.

         4. You acknowledge that you continue to be bound by Section 9 (Noncompetition/Confidential Information) of your Employment Agreement, and that the Company will be entitled to discontinue any payments hereunder as liquidated damages for any breach of such provisions. For the avoidance of doubt, the Company agrees that the job you have described as vice president of customer service for large corporate accounts with Dell Computer will not violate your covenant in Section 9(a) of the Employment Agreement.

         5. You agree to return your corporate car to the Company in good working order no later than 5:00 p.m. on February 22, 1999. Keys and all relevant instruments and documents will be delivered to Dwight Wilson. The Company will make one additional payment of not more than $3,750 on your corporate-sponsored club membership.

         6. You agree to the cancellation of any stock options currently held by you and pledged under the Note, and to the transfer of any shares of Holdings stock pledged under the Note to the Company or Holdings, in full satisfaction of the Note. Holdings and the Company agree that such cancellation and transfer will constitute full satisfaction of the Note.

         7. In consideration of receipt of the foregoing, you hereby agree to and do fully and completely release, discharge and waive any and all claims, complaints, causes of action, actions, suits, debts, sums of money, contracts, controversies, agreements, promises, or demands of whatever kind, in law or in equity, which you ever had, now have or which you, your heirs, executors or administrators may have (hereinafter "CLAIMS") against Holdings, the Company and its shareholders, subsidiaries, affiliates, predecessors, successors and assigns (collectively with the Company, the "COMPANY AFFILIATES"), and each and all of their officers, directors, partners, associates, agents, shareholders and employees by reason of any event, matter, cause or thing which has occurred to the date of execution of this Agreement. You understand and acknowledge that this release specifically covers, but is not limited to, any and all Claims which you have or may otherwise have against Holdings or the Company relating in any way to compensation, or to any other terms, conditions or circumstances of your employment with the Company and to your termination of such employment, whether for severance or


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based on statutory or common law claims for employment discrimination (including but not limited to any claims under the Age Discrimination in Employment Act, the Americans with Disabilities Act, or the Employee Retirement Income Security Act of 1974 ("ERISA")), wrongful discharge, breach of contract (including the Employment Agreement and the Related Agreements except as such agreements may be amended hereby), or any other theory, whether legal or equitable.
Notwithstanding the foregoing, this release shall not apply to any Claims relating to enforcement of rights or benefits under this letter agreement.

         8. In consideration of good and valuable consideration as set forth in this letter agreement, the Company Affiliates and each of their respective successors and assigns hereby release and forever discharge you, Stephen J. Felice, and your heirs, executors, administrators, and their respective successors and assigns of and from all or any manner of claims, complaints, causes of action, actions, suits, debts, sums of money, contracts, controversies, agreements, promises or demands of whatever kind, in law or in equity, which the Company ever had, now has or which the Company may have against you by reason of any event, matter, cause or thing (except for a breach of this letter agreement or of the Employment Agreement and Related Agreements as amended hereby) which has occurred to the date of this letter agreement.

         The Company agrees to indemnify and hold you harmless from and against any and all claims asserted against you related to acts performed by you within the scope of your employment or in your capacity as an officer of the Company or Holdings, as long as you performed your duties within the law and regulatory requirements.

         9. You and the Company acknowledge that the decision to terminate your employment was made for both professional and personal reasons. You and the Company agree not to disclose or cause to be disclosed in any way the terms of this letter agreement, the facts and circumstances underlying this letter agreement or the fact that such letter agreement exists, except for the purpose of enforcing this letter agreement, should that ever be necessary, and except as and when such disclosure is required by law or applicable securities law requirements. You and the Company will agree on wording of a press release announcing your resignation, to be issued by the Company no later than the close of business on February 17, 1999.

         10. You agree that you will not make or cause to be made, directly or indirectly, any disparaging or derogatory statement about the Company or any of its shareholders, or any of their respective directors, officers, employees or agents. The Company agrees that it will not make or cause to be made, directly or indirectly, any disparaging or derogatory statement about you.


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         11. The Company shall be entitled to withhold from any payment owing to you hereunder any and all applicable federal, state and local withholding or payroll taxes.

         12. As amended hereby, the Employment Agreement and the Related Agreements contain the entire understanding of you, Holdings and the Company with respect to your employment and termination of employment and supersede any and all prior understandings and agreements among you, Holdings and the Company with respect thereto, whether oral or written. If there is any inconsistency between the original terms of the Employment Agreement and the Related Agreements and the terms of this letter agreement, this letter agreement shall govern. In that regard, you agree that the payments, benefits and entitlements referenced in Sections 2, 3 and 6 hereof are in full satisfaction of any payments, benefits or entitlements owed to you under the Employment Agreement and Related Agreements. This letter agreement may not be changed or altered, except by a writing signed by you, Holdings and the Company. You, Holdings and the Company each agree to cooperate to take any further actions needed to effect the intent expressed in this letter agreement.

         13. This letter agreement shall be binding upon the parties hereto and their respective successors and assigns. Holdings and the Company shall require any person, firm, corporation or other business entity that acquires all or any material portion of the assets of Holdings or the Company, whether by purchase, merger or otherwise, to assume its obligations hereunder. Otherwise, this Agreement is not assignable by Holdings or the Company.

         14. The laws of the Commonwealth of Pennsylvania will apply to any dispute concerning this letter agreement. If any clause of this letter agreement should ever be determined to be unenforceable, it is agreed that this will not affect the enforceability of any other clause or the remainder of this letter agreement.

         15. The obligations to you hereunder are the joint and several obligations of Holdings and the Company.


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         We wish you success in your future endeavors.


                                            Very truly yours,


                                            DECISIONONE HOLDINGS CORP.


                                            By: /s/ PETER T. GRAUER
                                                --------------------------------
                                                Name:  Peter T. Grauer
                                                Title: Chairman of the Board



                                            DECISIONONE CORPORATION


                                            By: /s/ THOMAS M. MOLCHAN
                                                --------------------------------
                                                Name: Thomas M. Molchan
                                                Title: AVP and General Counsel


Agreed and Accepted


/s/ STEPHEN J. FELICE
----------------------------
    Stephen J. Felice